Registration No.


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    under
                         the Securities Act of 1933

                               NICOR Inc. and
                  Birdsall, Inc. Retirement Savings Plan
                           (Name of registrants)


             ILLINOIS                            36-2855175
     (State of Incorporation)         (IRS Employer Identification No.)

                              1844 Ferry Road
                    Naperville, Illinois  60563-9600
                (Address of principal executive offices)

                  Birdsall, Inc. Retirement Savings Plan
                          (Full title of the plan)

                             David L. Cyranoski
               Senior Vice President, Secretary and Controller
                                  NICOR Inc.
                               1844 Ferry Road
                      Naperville, Illinois  60563-9600
                   (Name and address of agent for service)

  Telephone number, including area code, of agent for service (630) 305-9500

                            CALCULATION OF REGISTRATION FEE

                                                    Proposed   Proposed
                                                    Maximum    Maximum
              Title                   Amount        Offering  Aggregate     Amount of
          of Securities                to be       Price per   Offering   Registration
        being Registered            Registered       Share*     Price*         Fee

Common Stock, par value $2.50     100,000 shares    $ 34.25  $ 3,425,000    $ 1,038
<F1>
*  In accordance with Rule 457(h), the prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported in the New York Stock Exchange Composite
   Transactions on June 3, 1997.
<F2>
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Birdsall, Inc. Retirement Savings Plan described herein.




                                 Part II.
           Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference

     The following documents, which have heretofore been filed with the Commission pursuant to the Securities Exchange Act of 1934, are incorporated herein by reference in this registration statement and shall be deemed to be a part hereof:

     (a) Annual Report of NICOR on Form 10-K for the year ended December 31,
         1996.

     (b) Quarterly Report of NICOR on Form 10-Q for the quarter ended March 31, 1997.

     (c) Description of common stock of NICOR included in Registration Statement on Form 8-B dated March 19, 1976, Articles 13 and 14 of NICOR's Articles of Incorporation concerning certain business combinations and shareholder's meetings in Proxy Statement dated March 12, 1987, and Article 5 of NICOR's Articles of Incorporation concerning the effect of a two-for-one stock split of the Company's shares included as Exhibit 3-06 in the 1992 Annual Report on Form 10-K.

     All documents filed by NICOR or the Birdsall, Inc. Retirement Savings Plan (the Plan) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     NICOR is incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of NICOR.

     The Articles of Incorporation of NICOR provide indemnification for all officers, directors or employees of NICOR. Coverage may also be extended to persons who, at the request of NICOR, serve as agents of NICOR or of any other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or

                                   S-1




determined that the person breached a duty to NICOR, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of NICOR, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification would cover the liabilities and reasonable expenses of the person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NICOR pursuant to the foregoing provisions, or otherwise, NICOR has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NICOR of expenses incurred or paid by a director, officer or controlling person of NICOR in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, NICOR will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     NICOR maintains at its expense insurance policies which insure NICOR and the officers and directors of NICOR against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index on page S-7 filed herewith.

     The undersigned registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings

                            Rule 415 Offering

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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      (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  Filings Incorporating Subsequent Exchange Act Documents by Reference

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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               Filing of Registration Statement on Form S-8

     Reference is made to Item 6, Indemnification of Directors and Officers, for this Undertaking.

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                                SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, NICOR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 5th day of June, 1997.

                                    NICOR Inc.


                                    By       DAVID L. CYRANOSKI
                                             David L. Cyranoski
                                       Senior Vice President, Secretary
                                               and Controller


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities indicated on June 5, 1997.

            Signature                            Title

         THOMAS L. FISHER             Chairman, President, Chief
         Thomas L. Fisher           Executive Officer and Director

        DAVID L. CYRANOSKI             Senior Vice President,
        David L. Cyranoski          Secretary and Controller and
                                     Principal Financial Officer

     ROBERT M. BEAVERS, JR.*                   Director

     BRUCE P. BICKNER*                         Director

     JOHN H. BIRDSALL, III*                    Director

     W. H. CLARK*                              Director

     JOHN E. JONES*                            Director

     DENNIS J. KELLER*                         Director

     CHARLES S. LOCKE*                         Director

     SIDNEY R. PETERSEN*                       Director

     DANIEL R. TOLL*                           Director

     PATRICIA A. WIER*                         Director



                               *By           MARIANNE T. LORENZ
                                    Marianne T. Lorenz (Attorney-in-fact)


                                   S-5





THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, Florida, on the 5th day of June, 1997.


                                   BIRDSALL, INC. RETIREMENT SAVINGS PLAN



                                   By             MARK CHAPMAN
                                                  Mark Chapman
                                              Vice President Sales
                                            and Organization Support
                                             and Plan Administrator

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                               EXHIBIT INDEX


Exhibit
 Number                          Description of Document

  4.01* Articles of Incorporation of the Company. (File No. 2-55451, Form S-14, Exhibit 1-03 and Exhibit B of Amendment No. 1 thereto.)

  4.02* Amendment to Articles of Incorporation of the Company. (Proxy Statement dated April 20, 1979, Item 3 thereto.)

  4.03* Amendment to Articles of Incorporation of the Company. (File No. 2-68777, Form S-16, Exhibit 2-01.)

  4.04* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-K for 1985, Exhibit 3-03.)

  4.05* Amendment to Articles of Incorporation of the Company. (Proxy Statement dated March 12, 1987, Exhibit A and Exhibit B thereto.)

  4.06* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-K for 1992, Exhibit 3-06.)

  4.07* Amendments to Articles of Incorporation of the Company. (Proxy Statement dated March 9, 1994, Exhibit A-1 and Exhibit B thereto.)

  4.08* By-laws of the Company as amended by the Company's Board of Directors on May 3, 1995. (File No. 1-7297, Form 10-Q for March 1995, Exhibit 3(ii).01.)

  23.01    Consent of Independent Public Accountants.

  24.01    Powers of Attorney.


* The exhibits listed above have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.

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